                                                                   EXHIBIT 10.10

                                     LEASE
                                     -----

THIS LEASE is made as of the 30th day of October 1995, by and between BERKSHIRE-NEWBURY LIMITED PARTNERSHIP, a Massachusetts limited partnership with a principal office at 1500 Main Street, Springfield, Massachusetts, or its Assignee, ("Landlord"), and GENUS, INC., a California corporation with a place of business at 4 Mulliken Way, Newpburyport, Massachusetts ("Tenant").


                                  WITNESSETH:
                                  ----------
1. Premises
   --------

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon and subject to the terms and provisions of this Lease, the building premises consisting of approximately Seventy Thousand (70,000) square feet (the "Building") and the real estate on which the building is to be located, which is Lot 62 Stanley Tucker Drive, Newburyport, Massachusetts (the "Property"), as more particularly described on Exhibit A attached hereto and incorporated herein
                               ---------
(the Building and the Property are collectively called the "Premises").

2. Terms of Lease
   --------------

The primary term of this Lease ("Initial Term") shall be seventeen (17) years commencing on the Commencement Date (as hereinafter defined) and ending on the day immediately preceding the 18th anniversary of the Commencement Date.

Provided Tenant is not in default under this Lease at the time of its exercise of any option to extend. Tenant shall have the option of extending the term of this Lease for four (4) additional periods of five (5) years each upon written notice to Landlord at least nine (9) months prior to the end of the Initial Term of this Lease and upon not less than (3) months written notice prior to the expiration of each option period hereunder. As used herein the term "Lease Term" shall mean the Initial Term plus any extension of the term of this lease in accordance with this paragraph.

If the rent during any extended term is determined by appraisal and if Tenant does not, in its sole discretion, approve the rental amount established by such appraisal, Tenant may rescind its exercise of the Option by giving Landlord written notice of such election to rescind within ten (10) days after receipt of all appraisals, but only if all of the following are met: If Tenant rescinds its exercise of the Option, then (1) the Lease shall terminate on the ninetieth
(90th) day after Tenant's notice of rescission or on the date the Lease would have otherwise terminated absent Tenant's exercise of the Option, whichever date is later, and (ii) Tenant shall pay all costs and expenses of the appraisal, and
(iii) Tenant shall pay rent during that ninety (90) day period in the amount Tenant would have paid for that period, had Tenant not rescinded the extension.

3.   Rent
     ----

     (a)   Base Rent. From and after the Commencement Date (as defined herein),
           ---------
Tenant agrees to pay to Landlord at the following address: 1500 Main Street, Suite 2012, Springfield, MA 01115, or as directed by Landlord, without notice, demand, offset or deduction except as provided herein, on the Commencement Date and thereafter, semiannually, in advance, on the first day of January and July of each and every calendar year during the Lease Term, prorated for any partial year, one-half of the following sums equal to the annual base rent ("Base Rent"):

        Lease Year*
        Initial Term                         Annual Base Rent
     --------------------   ---------------------------------------------------

     For Lease Years 1-5    $805,000 +/- (12.3846% times (Construction Cost**
                            minus $6,500,000))***

     For Lease Years 6-10   $925,750 +/- (14.2423% times (Construction Cost**
                            minus $6,500,000))***

     For Lease Years 11-15  $975,038 +/- (14.9544% times (Construction Cost**
                            minus $6,500,000))***

     For Lease Years 16-17  $805,000 +/- (12.3846% times (Construction Cost**
                            minus $6,500,000))***

               Lease Year*
               Option Term                               Annual Base Rent
     ---------------------------------             -----------------------------
     For First Option Term (Lease Years 18-22)     Greater of
     For Second Option Term (Lease Years 23-27)    (a) 95% of fair market value***
     For Third Option Term (Lease Years 28-32)     (as determined on the first day of
     For Fourth Option Term (Lease Years 33-37)    each option term), or (b) the Base
                                                   Rent payable for the 1st year of the
                                                   Initial Term

     As used in this Section the following terms shall have the following meanings:

     *   "Lease Year" is a year commencing on the Commencement Date (or an
          ----------
         anniversary thereof) and ending on the date immediately preceding the next succeeding anniversary of the Commencement Date.

     **  "Construction Cost" is defined in the Improvement Agreement executed
          -----------------
         concurrently herewith by Landlord and Tenant

*** When the Construction Cost has been determined, the total thereof shall be compared to $6,500,000 and the Annual Rent for the Initial Term shall be adjusted in accordance with the foregoing formulas, upward if the Construction Cost exceeds $6,500,000, and downward, if the Construction Cost is less than $6,500,000.

**** "Fair market value" shall be determined at the time of Tenant's exercise of each option to extend. Upon Tenant's written notice of the exercise of an option to extend, Landlord and Tenant shall attempt to determine and agree on fair market value rental for the Premises. Fair market value shall mean that rental rate currently being charged for comparable manufacturing facilities in the region, exclusive of the Specialized Improvements, as defined in Exhibit B or as otherwise designated pursuant to the Improvement
                ---------
     Agreement (which are constructed by Landlord, but amortized in the Annual Rent during the Initial Term), and exclusive of any other improvements in the Premises that are installed after the Substantial Completion of the Improvements (as defined in the Improvements Agreement) at Tenant's cost. In the event Landlord and Tenant cannot agree on said fair market value, each party shall select a MAI appraiser with experience in commercial valuations of this nature in the region who shall attempt to agree upon the fair market value within 20 days and, if they cannot agree the two (2) appraisers selected shall select a third. In such events the three (3) appraisers shall each determine fair market value rental for the Premises and the average of the three (3) shall constitute fair market value for purposes of Base Rent during said option term. The costs of such appraisers shall be borne equally by each party.

(b)  Commencement Date. Tenant's obligation to pay rent hereunder shall commence
     -----------------
on the earlier of when Landlord delivers to Tenant the Premises with the Improvements Substantially Completed as defined in the Improvement Agreement or Tenant actually occupies the Premises for the purposes of conducting its manufacturing business (herein the "Commencement Date").

(c)  Additional Rent. Tenant shall pay all expenses related to the repair,
     ---------------
replacement (structural or otherwise), the operation and maintenance of the Premises, including without limitation real property taxes and insurance premiums, as additional rent hereunder (the "Additional Rent").

(d)  Absolute Net Lease. It is the intention of the parties that the rent
     ------------------
payable hereunder shall be absolutely net to Landlord, so that this Lease shall yield to Landlord the net annual rent specified herein during the Lease Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises and its physical structures shall be paid by Tenant. Without limiting any other provision of this Lease, it is expressly understood and agreed that all repairs, replacements, real estate taxes, operating expenses insurance premiums, and all other amounts that Tenant is required to pay hereunder, together with all interest and penalties that may accrue thereon, shall be deemed to be Additional Rent, and in the event of nonpayment thereof by Tenant, Landlord shall have all of the rights and remedies with respect thereto as would accrue to Landlord for nonpayment of Base Rent. As used in this Lease, "Rent" shall mean the Base Rent plus Additional Rent. It is expressly understood and agreed that Landlord shall have no obligation for any cost or expense associated with the Premises during the Initial Term of the Lease or any extensions thereof.

     (e)  Limitation on Expenses. Notwithstanding anything to the contrary in
          ----------------------
     this Lease or the Improvement Agreement, Landlord at its sole expense shall pay and be solely responsible for the following "Costs":

          (i)    Losses Caused by Others. Costs occasioned by the act, omission
                 -----------------------
          or violation of Law by Landlord or its, agents, employees or contractors, or by the Landlord's or its contractor's violation of this Lease or any loan or construction contract relating to this Lease or the Improvements.

          (ii)   Insurance, Casualties and Condemnations. Except to the extent
                 ---------------------------------------
          for any shortfall in insurance proceeds caused by Tenant's breach of its obligations under Section 11, Costs occasioned by fire, acts of God, or other casualties and Costs occasioned by the exercise of the power of eminent domain.

          (iii)  Capital Improvements. The Construction Costs or any other cost
                 --------------------
          or expenses incurred by the Landlord to construct the Improvements in accordance with the Improvements Agreement.

          (iv)   Reimbursable Expenses. Costs for which Landlord has a right of
                 ---------------------
          reimbursement from others.

          (v)    Leasing Expenses. Fees, commissions, attorneys' fees, Costs or
                 ----------------
          other disbursements incurred in connection with negotiations of this Lease or any financing agreement or construction agreement relating to the Improvements.

          (vi)   Reserves. Depreciation, amortization or other expense reserves.
                 --------

          (vii)  Mortgages. Interest, charges, attorneys' fees, fees, and other
                 ---------
          charges incurred by Landlord in connection with the financing of the construction of the Improvements or on any other debt, payments on mortgages and rent under ground leases.

          (viii) Hazardous Materials. Costs incurred to investigate the presence
                 -------------------
          of any Hazardous Material, Costs to respond to any claim of Hazardous Material contamination or damage, Costs to remove any Hazardous Material from the Premise, or the soil, groundwater, air, or building materials of the Improvements, and any judgments or other Costs incurred in connection with any Hazardous Material exposure or releases, but only to the extent caused that the Hazardous Material present on the Property or the soil, groundwater, surface water, air or building materials thereof on the Commencement Date.

     (f)  Late Charge. In the event any Annual Base Rent payment is not paid
          -----------
     within fifteen (15) days of its due date, Tenant shall pay Landlord a late charge equal to two percent (2%) of such payment per month, which late charge shall be deemed to be due and collectible as Additional Rent hereunder.

4.   Additional Rent - Taxes, Utilities
     ----------------------------------

     (a) Tenant shall pay, as Additional Rent, all general and special taxes, including all real estate taxes, assessments for local improvements and other governmental charges which may be charged, assessed, or imposed upon the Premises. Said payments shall be made directly to the taxing authority with evidence of payment submitted to Landlord within thirty (30) days of such payment. Any special assessments by a governmental authority may be paid over time periods acceptable to said governmental authority, subject to Landlord's reasonable consent. Landlord shall forward all tax bills to Tenant upon its receipt of such bills.

     (b) Tenant shall pay all license fees which may be imposed upon the business of Tenant conducted upon the Premises.

     (c) Tenant shall pay, as Additional Rent and before the same shall become delinquent, for the maintenance and repair of all grounds, building, parking and driveways or service roads within the Premises and all of its requirements for utilities, including, but not limited to, heat, electricity, telephone, water and sewer use. Tenant shall cause all such utility accounts to be issued or transferred into its name immediately upon commencement of this Lease.

     (d) Taxes and charges shall be equitably adjusted for and with respect to the first and last partial tax year (if any) of the Lease Term. Where the applicable tax bills and computations are not available prior to the end of the term hereof, a tentative computation shall be made on the basis of the previous year's taxes payable by Tenant, with a final adjustment to be made between Landlord and Tenant promptly after all bills and computations are available for such period.

     (e) Tenant will have the right to contest the amount or validity, in whole or in part, of any tax by appropriate proceedings diligently conducted in good faith. Upon the termination of those proceedings, Tenant will pay the amount of the tax or part of the tax as finally determined, the payment of which may have been deferred during the prosecution of the proceedings, together with any costs, fees, interest, penalties, or other related liabilities. Landlord will not be required to join in any contest or proceedings unless the provisions of any law or regulations then in effect require that the proceedings be brought by or in the name of Landlord. In that event, Landlord will join in the proceedings or permit them to be brought in its name; however, Landlord will not be subjected to any liability for the payment of any costs or expenses in connection with any contest or proceedings, and Tenant will indemnify Landlord against and save Landlord harmless from any of those costs and expenses.

     (f) Tenant will not be obligated to pay local, state or federal net income taxes assessed against Landlord; local, state or federal capital levy of Landlord; or sales, excise, franchise, gift, estate, succession, inheritance or transfer taxes of Landlord.

5.   USE OF PROPERTY

     (a) During the term of this Lease, Tenant shall use the Premises for purposes of manufacturing of components and equipment for the semiconductor industry and any other use permitted by law as a matter of right and in compliance with all governmental regulations.


     (b) Tenant agrees that during the Lease Term:

         (i) No auction, fire or bankruptcy sales may be conducted within the Premises without the prior written consent of Landlord;

         (ii) Tenant shall provide at its expense for the collection of trash and refuse on a timely basis and all refuse shall be kept in cans, dumpsters and similar appropriate storage at all times;

         (iii) Tenant shall at all times fully and adequately heat the Premises so as to prevent damage to the Premises, the Building and any structures, fixtures or equipment located at the Premises;

         (iv) Tenant may place on the exterior of the Premises (including, but without limitation, windows, doors and entrance lobbies) any signs provided they shall be in compliance with all zoning, building or other regulations;

         (v) Tenant shall not perform any act or carry on any practice which may injure the Property or cause any offensive odors or loud noise other than those necessarily a function of Tenant's operations, or constitute a nuisance or menace to any other persons;

         (vi) Tenant shall not use or permit the Property to be used for any unlawful purpose and will obtain all necessary permits or licenses required for its use of the Property;

         (vii) Tenant has, at the termination of this Lease, the option to remove its possessions and possessions of others (including, if there is then no uncured Event of Default under Section 14 hereof all of Tenant's Specialized Improvements, as identified on Exhibit B or otherwise designated pursuant to the Improvement Agreement), as the same may be amended by Tenant from time to time and leave the Premises in the same condition as at the Commencement Date of the Lease, excepting only reasonable wear and tear, damage by fire or casualty, eminent domain, Hazardous Materials which were not placed on the Premises by Tenant, and alterations which Landlord has previously agreed in writing may be surrendered; and

         (viii) Tenant shall be responsible at its expense for snow removal from the walks, drives, entrances, exits and parking areas on a timely basis.

6.   Hazardous Substances
     --------------------

     (a) Tenant shall duly comply with the requirements of all applicable environmental, health, safety and sanitation laws, ordinances, codes, rules and regulations and interpretations and orders of regulatory and administrative authority with respect to its use, storage, and release of Hazardous Materials.

     (b) Tenant shall not use, handle or store or dispose of any Hazardous Materials in or about the Premises except as reasonably required in Tenant's business judgment for its operation of its business and then strictly in accordance with all applicable laws and regulations. If during the Lease Term the release or disposal of Hazardous Materials anywhere on the Premises by Tenant, its agent, employee, contractor, invitee, or any other person for whom Tenant is legally responsible (including, without limitation, a third party who comes onto the surface of the Premises and releases a Hazardous Material into the soil, ground water, surface water, ambient air or building materials of the Premises during the Lease Term), results in (1) contamination of the soil, ambient air, surface water or ground water with Hazardous Materials in excess of legally permitted levels ("Tenant's Contamination") or (2) loss or damage to person(s) or property, then Tenant agrees to respond in accordance with the following paragraph:

     Tenant shall (i) notify Landlord immediately of any contamination, claim of contamination, loss or damage, and (ii) after consultation and approval by Landlord; Tenant shall at its sole expense clean up Tenant's Contamination in full compliance with all applicable statutes, regulations and standards No consent or approval of Landlord shall in any way be construed as imposing upon Landlord any liability for the means, methods or manner of removal, containment or other compliance with applicable law for and with respect to the foregoing.

     (c)  In the event that Tenant does not comply with the provisions of
     Section 6(b), and in addition to its other rights hereunder, Landlord shall have the right (but not the obligation), upon 30 calendar days advance notice to Tenant, except in the case of an emergency (in which case reasonable notice shall be given to the extent reasonably possible), to cause the illegal release to be contained and/or removed on behalf of Tenant. The contractors selected by landlord shall have the right to enter upon the Premises with such persons, machinery and equipment as they shall reasonably deem necessary for the purpose and undertake such remedial containment and cleanup actions as they shall reasonably deem appropriate, without thereby incurring any liability to Tenant on account thereof. Tenant shall reasonably cooperate with any such contractors and render such assistance to such contractors as may be requested to facilitate the remedial containment and cleanup actions. Tenant shall be liable to Landlord for all costs and expenses, including all reasonable attorneys' fees reasonably incurred on account of such remedial action undertaken on Tenant's behalf as a consequence of Tenant's default and shall reimburse Landlord therefor on demand.

     (d) Tenant shall indemnify, defend and hold harmless Landlord from and against all loss, liability, damage and expense, including costs associated with administrative and judicial proceedings and attorneys' fees, ever suffered or incurred by Landlord to the extent caused by

     (i) Tenant's failure at any time during the Lease Term to comply with any environmental, health, safety or sanitation laws, ordinances, codes, rules or regulations or interpretations or orders of regulatory or administrative authorities with respect thereto as required by this Lease; (ii) any release of Hazardous Materials in violation of applicable Environmental Law on, upon or into the Property occurring during this Lease by Tenant, its agent, employee, or any other person for whom Tenant is legally responsible (including, without limitation, a third party who comes onto the surface of the Premises and releases a Hazardous Material into the soil, ground water, surface water, ambient air or building materials of the Premises during the Lease Term); (iii) any and all damage to natural resources or real property and/or harm or injury to persons resulting or alleged to have resulted from such failure to comply as described in subpart (i) and/or such release as described in subpart (ii) hereof and (iv) any release of a Hazardous Material into the soil, groundwater, surface water, ambient air or building materials of the Property during the Lease Term, whether by Tenant, or its agent, employee, contractor, invitee, or any other person for whom Tenant is legally responsible (including, without limitation, a third party who comes onto the surface of the Premises and releases a Hazardous Material into the soil, ground water, surface water, ambient air or building materials of the Premises during the Lease Term). Notwithstanding the foregoing and any other thing to the contrary in this Lease, Tenant shall not be liable for any migration of a Hazardous Material from other property to this Property. Tenant acknowledges that its obligations and liabilities under this Section shall survive the expiration or earlier termination of this Lease. If Tenant fails to meet its obligations to Landlord under this Section, Landlord shall have the remedies provided in Section 14.

     (e) Neither Landlord nor any employee or agent of Landlord or entity under its control has or will generate, store or spill upon, dispose of or transfer to or from the Premises any hazardous waste materials.

     Landlord shall indemnify and hold Tenant (including any successor to or assignee of Tenant) harmless from and against all loss, cost, liability, damage and expense, including reasonable attorneys' fees and the costs of litigation arising from any hazardous waste materials in or on the Premises due to the presence of any Hazardous Material in the soil, groundwater, ambient air or buildings materials of the Improvements on the Commencement Date, or any act, omission or negligence of Landlord, or its employee, contractor, invitee, or other person for whom Landlord is legally responsible. Landlord acknowledges that its obligations and liabilities under this Section shall survive the expiration or earlier termination of this Lease.

     Within the time permitted by applicable law, Landlord, at its sole cost, shall perform or cause to be performed, any investigation, remediation, removal action, detoxification of the Premises, and shall comply with any Environmental Law, relating to any Hazardous Material present at on or about the Premises or the soil, air, improvements, groundwater, surface water, or building materials thereof on the Commencement Date.

     (f) Except to the extent of Tenant's failure to perform its obligations under this Lease concerning Hazardous Materials, Landlord, for itself hereby waives and releases all Claims against Tenant and each Tenant Indemnitee, and all rights to join Tenant or any Tenant

     Indemnitee in any litigation or proceeding (Including without limitation any Claim arising under CERCLA, the Resource Conservation and Recovery Act or any other state or federal Environmental Law), arising out of or in connection with any matter arising in connection with a Hazardous Material on or about the Premises except to the extent expressly provided in subsections 6(a) through 6(d) above,

     (g)  Except as disclosed In the reports attached hereto as Exhibit D, true
                                                                ---------
     and correct copies of which have been delivered by Landlord to Tenant, to the best knowledge of Landlord: (i) no Hazardous Material is present on Premises, or the soil, surface water or groundwater thereof; (ii) no underground storage tanks or asbestos containing building materials are present on the Premise, and (iii) no action, proceeding, or claim is pending or threatened regarding the Premise concerning any Hazardous Material or pursuant to any Enviromental Law. Landlord has delivered to Tenant all reports and environmental assessments of the Premises conducted at the request of or otherwise available to Landlord and Landlord has complied with all environmental disclosure obligations imposed upon Landlord by applicable Law with respect to this transaction.

     (h) As used in this Lease, the term "Hazardous Material" shall mean any material or substance that is now or hereafter prohibited or regulated by any statute, law, rule, regulation or ordinance or that is now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment. As used herein "Environmental Laws" shall mean all local, state, or federal laws, statutes, ordinances, rules, regulations, judgments, injunctions, stipulations, decrees, orders, permits, approvals, treaties, or protocols now or hereafter enacted, issued or promulgated by any governmental authority which relate to any Hazardous Material or to the use, handling, transportation, production, disposal, discharge, release, emission, sale, or storage of, or the exposure of any person to, a Hazardous Material.

7.   Maintenance, Repair, Alterations and Removals
     ---------------------------------------------

     (a) Except as otherwise provided in this Lease, Tenant shall, at its sole expense, keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof. including, without limitation, the foundations, roof and drains and structural portions of the Premises, the exterior and interior portions of air conditioning, heating, sprinkler (if any) and electrical systems, all doors, windows, plate and glass surrounding the Premises, all plumbing and sewage facilities within the Premises, fixtures and interior walls, floors, ceilings and signs.

     (b) Subject to the express provisions of this Lease, Tenant shall keep the Property in a clean, sanitary and safe condition in accordance with the laws of the Commonwealth of Massachusetts and ordinances of the Town of Newburyport, and in accordance with all directions, rules and regulations of the Health Officer, Fire Marshall, Building Inspector and other proper officers of the governmental agencies having jurisdiction thereover.

     (c) Except as otherwise expressly provided In this Lease, Landlord shall not be responsible for maintaining or making any improvements or repairs of any kind upon the Property, but this paragraph is not intended to refer to damage by fire or other Insured risk to the Premises, provision for which is hereafter made. Notwithstanding anything to the contrary in this Lease, Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvement (i) necessitated by the acts or omissions of Landlord, or its agents, employees, or contractors, (ii) required as a consequence of any violation of law, private servitude encumbering the Premises, or construction defect in the Improvements caused by Landlord or its agent, employee or contractor, and (iii) for which Landlord has a right of reimbursement from others. Tenant's obligation, If any, to reimburse Landlord for the costs of such repairs, maintenance and improvements shall be governed by the other provisions of this Lease.

     (d) Tenant shall not make any alterations or other structural or capital improvements or additions upon the Premises ("Alterations") without first obtaining, in each instance, the written consent of Landlord which shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant shall have the right to make any and all Alteration to the Interior space of the Premises, so long as such Alterations do not impact the structural integrity of the Premises. Notwithstanding anything to the contrary in this Lease, all Alterations, trade fixtures and personal property installed in the Premises at Tenant's expense ("Tenant's Property") shall at all times remain Tenant's property and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Except for Alterations which cannot be removed without structural injury to the Premises, at any time Tenant may remove Tenant's property from the Premises, provided Tenant repairs all damage caused by such removal. Landlord shall have no lien or other interest whatsoever in any item of Tenant's Property, or any portion thereof or interest therein located in the Premises or elsewhere, and Landlord hereby waives all such liens and interests. Within ten (10) days following Tenant's request, Landlord shall execute documents in form reasonably acceptable to Tenant to evidence Landlord's waiver of any right, title, lien or interest in Tenant's Property located at the Premises.

     (c) Except as expressly provided in this Lease, Landlord has not made and does not make any representation or warranty as to any matter affecting or relating to the Premises, including but not limited to the physical condition thereof, and Tenant acknowledges that no such representation or warranty has been made and agrees to lease the Premises in "AS IS" condition as of the date of this Lease, subject to the completion of Landlord's construction and delivery obligations and its assignment of warranties as set forth in the Improvement Agreement, and subject to all of the Landlord's other obligations hereunder.

8.   [Intentionally Deleted.]

9.   Landlord's Access to Premises
     -----------------------------

     (a) Landlord and its designees shall have the right to enter upon the Premises at all reasonable hours and upon reasonable notice (except in an emergency) for the purpose of inspecting the same. If repairs are required to be made by Tenant pursuant to this Lease, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand, Landlord may (but shall not be required to) make or cause such repairs to be made. If Landlord makes or causes such repairs to be made, Tenant shall within seven (7) days following demand of Landlord pay to Landlord the cost thereof reasonably incurred by Landlord, and if it shall default in such payment, Landlord shall have the remedies provided in
     Section 14.

     (b) For a period commencing nine (9) months prior to the termination of the Lease Term (including any extension thereof), upon written notice to Tenant, Landlord may have reasonable access to the Premises for the purpose of exhibiting the same to prospective tenants.

10.  INDEMNIFICATION: PUBLIC LIABILITY INSURANCE: WORKERS' COMPENSATION
     ------------------------------------------------------------------
     INSURANCE
     ---------

     (a) Subject to Section 10(e), below, Tenant shall indemnify and save harmless Landlord from and against all claims of whatever nature to the extent arising from (i) any act, omission or negligence occurring on the Premises during the Lease Term, or (ii) any negligent act or omission by Tenant, or Tenant's agents, employees, contractors, invitees, or other persons for whom Tenant is legally responsible wherever occurring during the Lease Term. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities reasonably incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

     (b) Tenant shall maintain in full force during the Lease Term a policy or public liability insurance insuring all Tenant's indemnities described in this Section 10. Under such policy Landlord (and such other persons as are in privity of estate with Landlord as may be set out in notice from time to time delivered to Tenant) and Tenant shall be named as insureds. Each such policy shall be non-cancellable with respect to Landlord and Landlord's said designees without thirty (30) days' prior written notice to Landlord, and a duplicate original or certificate thereof shall be delivered to Landlord at the beginning of the Lease Term and upon request thereafter. The minimum limits of liability of such insurance shall be ONE MILLION DOLLARS ($1,000,000) per occurrence for personal injury (or death) and [THREE MILLION DOLLARS ($3,000,000)] per occurrence with respect to damage to property.

     In the event Tenant fails to provide such insurance, Landlord may purchase such insurance and Tenant agrees that within seven (7) days following demand of Landlord it will pay to Landlord the cost thereof, and if it shall default in such payment, Landlord shall have the remedies provided in
     Section 14.

     (c) Tenant shall maintain all workers' compensation and other insurance in compliance with all applicable laws.

     (d) Tenant shall use and occupy the Premises at its own risk, and Landlord shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Tenant.

     (e) Notwithstanding anything to the contrary in this Lease, Tenant shall neither release Landlord from, nor indemnify Landlord with respect to: (i) the negligence or willful misconduct of Landlord, or its employees, agents, contractors, or other persons for whom Landlord is legally liable; or (ii) a breach of Landlord's obligations or representations under this Lease, or
     (iii) a violation of any law, rule or regulation by Landlord, its agents, contractors, employees, or other persons for whom Landlord is legally liable. Landlord shall indemnify and save harmless Tenant from and against all claims of whatever nature to the extent arising from (i) any act, omission or negligence occurring on the Premises prior to or after the Lease Term, or (ii) any negligent act or omission by Landlord, or Landlord's agents, employees, contractors, invitees, or other persons for whom Landlord is legally responsible wherever occurring during the Lease Term. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

11.  Property Insurance
     -----------------

     (a) Tenant shall keep, at its expense (which shall be deemed additional rent), the Premises insured against loss or damage by fire with the usual extended coverage endorsements in amounts not less than one hundred percent (100%) of the full replacement value thereof above foundation walls.

     (b) Tenant shall keep Tenant's own fixtures, merchandise and equipment insured against loss or damage by fire, vandalism and theft with the usual extended coverage endorsements, in such amounts and with such insurance carriers as Tenant shall determine. It is understood and agreed that Tenant assumes all risk of damage to its own property arising from any cause whatsoever, including, without limitation, loss by theft or otherwise.

     (c) Insofar as and to the extent that the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the Commonwealth of Massachusetts (even though extra premium may result therefrom), Landlord and Tenant mutually agree that with respect to any loss which is covered by insurance then being carried by them respectively, or which would be covered by a standard form of full replacement cost, extended coverage, all-risk casualty insurance, each releases the other and their respective officers, directors, employees, successors and assigns of and from any and all claims with respect to such loss; and they further mutually agree that their respective insurance policies shall provide that the insurer waives its right to be subrogated to the rights of the insured against the other party or its agents, servants or employees for any loss payable under the policy and that the insurance shall not be validated by reason of the insured's waiver of subrogation. In the event that an extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium for the amount of such extra premium. If either party is unable to obtain a waiver of subrogation from its insurer, the said party shall name the other as an additional insured on their casualty insurance.

12.  Damage to Property
     ------------------

     (a) In case during the Lease Term the Premises shall be damaged by fire or other casualty Landlord shall proceed forthwith to repair such damage and restore the Premises to substantially their condition at the time of such damage subject to any zoning laws then in existence, but Landlord shall not be responsible for any delay which may result from any cause beyond Landlord's reasonable control and Landlord shall not be required to commence such work until it receives any proceeds it will receive with respect to the loss. Landlord and Tenant shall use all reasonable efforts to obtain such proceeds within a reasonable time. In no event shall Landlord be obligated to pay for any such repairs or restorations in excess of available insurance proceeds.

     (b) If damage to the Premises is not covered by the insurance Tenant is required to carry pursuant to Section 11 and the cost to restore such damage exceeds 20% of the replacement cost of the Premises, then Landlord, within sixty (60) days after the occurrence of such event may give written notice to Tenant of its election to terminate this Lease, unless Tenant agrees in its discretion to reimburse the Landlord for the amount of such uncovered costs in excess of 20% of the replacement cost of the Premises.

     (c) If the Premises are damaged to such an extent that the restoration thereof is not reasonably estimated to be completed within 180 days following the destructive event or if the restoration of the Premises is for any reason not actually completed within 180 days following the destructive event, then Tenant shall have the right to terminate this Lease by delivery of written notice to Landlord.

     (d) In the event that the provisions of Section 12(a), (b), or (c) shall become applicable, the Base Rent shall be abated or reduced proportionately to the interference with the Tenant's use of the Premises caused by the casualty (and Landlord shall return a pro rata portion of the semi-annual advance Base Rent payment) during any period in which, by reason of such damage or destruction, there is substantial interference with the operation of the business of Tenant in the Premises, having regard to the extent to which Tenant may be required to discontinue its business in the Premises, and such abatement or reduction shall continue for the period commencing with such destruction or damage and ending with the completion by Landlord of such repair or reconstruction as Landlord is obligated to complete. In the event of termination of this Lease pursuant to this Section 12, this Lease and the Lease Term hereof shall cease and come to an end within a reasonable time after notice of termination as is required to permit Tenant to remove its property from the Premises.

13.  Eminent Domain
     --------------

     (a) If the Premises, or such portion thereof as to render the balance (when reconstructed) unsuitable for the purposes of Tenant, shall be taken by condemnation or right of eminent domain, Tenant, upon written notice to Landlord, shall be entitled to terminate this Lease, provided that such notice is given not later than sixty (60) days after Tenant has been deprived of possession. Should any part of the Premises by so taken or condemned, and should this Lease not be terminated in accordance with the foregoing provision, Landlord covenants and agrees promptly after such taking or condemnation, and the determination of Landlord's award therein, to expend so much as may be necessary of the net amount which may be awarded to Landlord in such condemnation proceedings in restoring the Premises to an architectural unit as nearly like their condition prior to such taking as shall be practicable. Should the net amount so awarded to Landlord be insufficient to cover the cost of restoring the Premises, as estimated by Landlord's architect, Landlord may, but shall not be obligated to, supply the amount of such insufficiency and restore said Premises as above provided, with all reasonable diligence, or Landlord may terminate this Lease, if Tenant does not supply the necessary additional funds or agree to a reduction in the Landlord's restoration obligation. Where Tenant has not already exercised any right of termination accorded to it under the foregoing portion of this paragraph, Landlord shall notify Tenant of Landlord's election not later than ninety (90) days after the final determination of the amount of the award.

     (b) Out of any award for any taking of the Premises, in condemnation proceedings or by right of eminent domain, Landlord shall be entitled to receive and retain the amounts awarded for such Premises and for Landlord's loss of Landlord's estate in this Lease. Tenant shall (i) execute any instruments of assignment as may be reasonably required by landlord, (ii) join in any petition for recovery of damages as Landlord may reasonably request, and (iii) turn over to Landlord any damages that may be recovered in any proceeding which are the property of Landlord under this Section. Tenant shall be entitled to receive and retain any amounts which may be specifically awarded to it in any such condemnation proceedings, because of the taking of its trade fixtures or furniture and its leasehold improvements loss of goodwill, severance damages, and moving costs to the extent Tenant was not reimbursed for the same by Landlord.

     (c) In the event of any such taking of the Premises, the minimum rent or a fair and just proportion thereof, according to the nature and extent of the damage sustained, shall be suspended or abated, and Landlord shall return a pro rata portion of the semiannual advance Base Rent payment to Tenant.

14.  Default and Landlord's Remedies
     -------------------------------

     (a) Any one of the following shall be deemed to be a "Default" or an "Event of Default":

          (i) Failure on the part of Tenant to make payment of rent or any other monetary amount due under this Lease within thirty (30) days after written notice that such payment is past due.

          (ii) With respect to a non-monetary default under this Lease, failure of Tenant to cure the same within thirty (30) days from the time of receipt of written notice of default from Landlord or such additional period reasonably required to cure the default. With respect to defaults requiring more than thirty (30) days to cure, Tenant shall be obligated to commence forthwith and to complete as soon as reasonably possible the curing of such default, and if Tenant fails so to do, the same shall be deemed to be an Event of Default.

          (iii) The occurrence of any of the following events: (1) the estate hereby created being taken on execution or by other process of law;
          (2) Tenant being judicially declared bankrupt or insolvent according to law; (3) a general assignment being made of the property of Tenant for the benefit of creditors; (4) a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer being appointed to take charge of all or any substantial part of Tenant's property by a court of competent jurisdiction; or (5) Tenant executing a trust mortgage, or a petition being filed by or against Tenant in bankruptcy, or for reorganization or for arrangements under any provisions of the Bankruptcy Act now or hereafter enacted, providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts, and such petition shall not have been dismissed within thirty (30) days.

     (b) Should any Event of Default occur then, notwithstanding any license of any former breach of covenant or waiver of the benefit hereof or consent in a former instance, Landlord lawfully may, in addition to any remedies otherwise available to Landlord, immediately or at any time thereafter, upon ten (10) days prior written notice, enter into and upon the Premises or any part thereof in the name of the whole and repossess the same as of Landlord's former estate, and expel Tenant and those claiming through or under it and remove its or their effects (forcibly as permitted by applicable law If necessary) without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant and/or Landlord may send written notice to Tenant terminating the Lease Term; and upon the first to occur of: (i) entry as aforesaid; or (ii) the thirtieth (30th) day following mailing of such notice of termination, this Lease shall terminate.

     (c) Tenant shall, notwithstanding any termination of this Lease as aforesaid or any entry or re-entry by Landlord, whether by summary proceedings, termination or otherwise, pay and be liable for on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Lease Term, and for the whole thereof, but Landlord agrees to use reasonable efforts to relet the Premises and in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent received by Landlord in reletting, after deduction of all expenses reasonably incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees, attorneys' fees, repairing, cleaning, moving and storage costs, and the like), and in collecting the rent in connection therewith.

     Nevertheless, in case of such termination Landlord at its election which may be made or changed at any time without notice shall be entitled to collect and receive from Tenant such sum or sums to which it may be entitled as rent hereunder for the balance of the Lease Term, or demand and receive from Tenant indemnity against loss of the aforesaid rent hereunder for the balance of the Lease Term, or collect and receive from Tenant as damages a sum which at the time of such termination represents the difference between the fair rental value of the Premises and the rent herein stated for the balance of the Lease Term, which difference shall be discounted to its present value, or to enforce such other remedies as are available to it by law.

     In any event, in the event of default Tenant shall be liable to Landlord for all expenses reasonably incurred in connection with such default, including those described in the first paragraph of this Section and including reasonable attorneys' fees.

     (d) Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days or such additional time as is reasonably required to correct any such default after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. If Landlord is in default under this Lease, Landlord shall (i) be responsible for its reasonable costs and expenses which relate to its default (including court costs and Tenant's attorneys' fees), and (ii) return a pro rata portion of the semi-annual advance Base Rent payment to Tenant, if Tenant is permitted to terminate the Lease.

     (e) if Tenant abandons or vacates the Premises, any property left by Tenant shall be deemed abandoned and Landlord shall have the right to depose thereof without accountability to Tenant as permitted by law.

     (f) Landlord shall use its best efforts to mitigate any damages resulting from any default by Tenant, and Tenant shall not in any event be liable for any damages reasonably mitigable by Landlord.

15.  Representations of Tenant
     -------------------------

Tenant represents and warrants to Landlord that it is a corporation which is duly organized, validly existing and in good standing under the laws of the State of California, with all required power and authority to execute this Lease and perform its obligations hereunder and such performance will not violate or result in a default under any contract, mortgage, lien, judgment or order to which Tenant is a party or by which Tenant is bound.

16.  Right of First Refusal
     ----------------------

In the event Landlord shall receive an offer to purchase, ground lease, or otherwise acquire the legal and/or beneficial ownership interest in the Premises, or any interest therein, in whole or in part ("Offer of Purchase") during the Lease Term, or any extension thereof, and the offer of purchase shall be satisfactory to Landlord, Landlord shall give Tenant the privilege of purchasing the Premises or the interest or portion thereof to be acquired at the price and on the terms of the offer so made. This privilege shall be given by a notice sent to Tenant at the Premises by registered mail, requiring Tenant to accept the offer in writing and to sign a suitable contract to purchase the Premises within the period of fifteen (15) days after the mailing of the notice.

The failure of Tenant to accept the offer to purchase or sign a contract within the period provided shall waive Tenant's rights under this Section on that occasion, but shall not waive Tenant's right to first refusal on other occasions, and Landlord shall be at liberty to sell the Premises to any other person, firm or corporation. Any subsequent sale, except to Tenant, shall be subject to this Lease and any renewals or extensions hereof and to this Section
18. The successor in interest to Landlord shall not disturb Tenant's possession under this Lease if Tenant is not in default hereunder and shall perform all Landlord's unperformed obligations.

This right of first refusal shall not apply to any transfer by Landlord of the property to any person who controls, is under common control with, or is controlled by Landlord or to Landlord's spouse or lineal descendants (or to a trust other legal entity exclusively for their benefit) for estate planning purposes, provided such transferees shall thereafter be subject to this Section 18 with respect to subsequent transfers.

17.  Miscellaneous Provisions
     ------------------------

     (a)  Sublease and Assignment. Tenant shall not sublease any more than
          -----------------------
     thirty percent (30%) of the square footage of the Leased Premises or assign this Lease or any of its rights hereunder without the express prior written approval of Landlord, which consent may not be unreasonably withheld and shall be deemed given if not reasonably withheld in writing within 10 days following delivery to Landlord of a written request for consent. In the event Landlord consents to an assignment or a sublease, Tenant shall remain fully liable for the obligations of Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided under this Lease. Consent by Landlord to any such sublease shall not be deemed to be a consent to a subsequent sublease nor shall any subleasee have any further right to sublease. Notwithstanding anything to the contrary in the Lease Form, Tenant may, without Landlord's prior written consent and without any participation by Landlord in assignment and subletting proceeds, sublet the Premises or assign the Lease to: (i) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant; or (ii) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action. For the purpose of this Lease, sale of Tenant's capital stock through any public exchange shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises.

     (b)  Waiver. Failure on the part of either party to complain of any action
          ------
     or non-action on the part of Tenant, no matter how long the same may continue, shall never be deemed to be a waiver by Landlord of any of its rights hereunder. No waiver at any time of any of the provisions hereof by either party shall be construed as a waiver of any of the other provisions thereof, and no waiver at any time of any of the provisions hereof shall be construed as a waiver at any subsequent time of the same provisions. The consent or approval of a party to or of any action by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary consent or approval to or of any subsequent similar act.

     No payment, or acceptance, of a lesser amount than shall be due shall be treated otherwise than as a payment on account. The acceptance of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and a party may accept such check without prejudice to any other rights or remedies which the party may have.

     (c)  Covenant of Quiet Environment. Tenant, subject to the terms and
          -----------------------------
     provisions of this Lease on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Lease Term without hindrance or ejection by any persons lawfully claiming under Landlord; but it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring dining Landlord's and Landlord's successors' respective ownership of Landlord's interest hereunder. Subject to Landlord's duty to complete the Improvements, it is further understood and agreed that with respect to any services to be furnished, neither Landlord or Tenant shall in no event be liable for failure to furnish the same when prevented from so doing by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond their reasonable control, or for any cause due to any act or neglect of the other party or its servants, agents, employees, licensees, contractors or any person claiming by, through or under the other party.

     (d)  Status Report. Recognizing that both parties may find it necessary to
          -------------
     establish to third parties, such as accountants, banks, mortgagees, or the like, the then current status of performance hereunder, either party, on the written request of the other made from time to time, will promptly furnish a written statement of the status of any matter pertaining to this Lease, which the other party reasonably requests.

     (e)  Notice to Mortgagee. After receiving written notice from any person,
          -------------------
     firm or other entity, that it holds a mortgage (which term shall include a deed of trust) which includes as part of the mortgaged premises the Premises, Tenant shall, so long as such mortgage is outstanding, be required to give to such holder the same notice as is required to be given to Landlord under the terms of this Lease, but such notice may be given by Tenant to Landlord and such bolder concurrently. It is further agreed that such holder shall have the same opportunity to cure any default, and the same time within which to affect such curing, as is available to Landlord; and if necessary to cure such a default, such holder shall have access to the Premises.

     (f)  Assignment of Rents.  With reference to any assignment by Landlord of
          -------------------
     Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or deed of trust on the Premises, Tenant agrees:

          (i) that the execution thereby Landlord, and the acceptance thereof by such holder, shall never be deemed an assumption by such holder of any of the obligations of Landlord hereunder, unless such holder shall, by written notice sent to Tenant, specifically otherwise elect;

          (ii) that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage or deed of trust and the taking of possession of the Premises by such holder; and

          (iii) Tenant shall, at the request of Landlord, execute a consent to any such assignment of the Lease and an agreement to attorn to such mortgagee in the event of its exercise of its right under the assignment.

     (g)  Lease Subordinate to Mortgage. The rights and interest of Tenant under
          -----------------------------
     this Lease shall be subject and subordinate to any mortgages or deeds of trust that may hereafter be placed upon the Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, modifications, replacements and extensions thereof; if the mortgagee or trustee named in said mortgages or deeds of trust shall elect by written notice delivered to Tenant at the time the encumbrance is created to subject and subordinate the rights and interest of Tenant under this Lease to the lien of its mortgage or deed of trust; provided, however, that said mortgagee agrees to execute an agreement providing, in substance, that in consideration of Tenant's written agreement to continue occupancy under the same terms and conditions of this Lease and to attorn to mortgagee, the right of possession of Tenant to the Premises and Tenant's rights arising out of this Lease, shall not be disturbed by the mortgagee in the exercise of its rights under the mortgage or deed provided that Tenant shall not be in default hereunder. In the event of such election, and upon notification by such mortgagee or trustee to Tenant to that effect and delivery of a recognition and non-disturbance agreement in a form reasonably acceptable to Tenant, the rights and interest of Tenant under this Lease shall be deemed to be subordinate to the lien of said mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust, and no further instrument of subordination shall be necessary; provided, however, that Tenant shall execute and deliver whatever instruments said mortgagee or trustee may reasonably require for such purposes, and in the event Tenant fails so to do within twenty (20) days after demand in writing, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact and in its name, place and stead so to do.

     (h)  Mechanics Liens. Tenant shall immediately discharge (either by payment
          ---------------
     or by filing of the necessary bond, or otherwise) any mechanic's, materialmen's or other lien against the Property and/or Landlord's Interest therein, which liens may arise out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment alleged to have been furnished to or for Tenant after completion of the Improvements in, upon or about the Property. Landlord shall immediately discharge (either by payment or by filing of the necessary bond, or otherwise) any mechanic's, materialmen's or other lien against the Premises and/or Tenant's interest therein, which liens may arise out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment alleged to have been furnished to or for Landlord in, upon or about the Premises.

     (i)  No Brokers. Tenant and Landlord warrant and represent that neither has
          ----------
     dealt with any broker in connection with the consummation of this Lease other than Mr. Clifford Hurley of the

     Leggat Company, Inc., 1 Liberty Square, Boston, Massachusetts. Landlord shall pay any commission due to said broker.

     (j)  Invalidity of Particular Provisions. If any term or provision of this
          -----------------------------------
     Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     (k)  Provisions Binding. Except as herein otherwise expressly provided, the
          ------------------
     terms hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns, respectively, of Landlord and Tenant. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant not permitted by this Lease, but as reference only to those instances permitted by this Lease.

     (1)  Recording. Tenant shall not record the Lease, but the parties shall
          ---------
     execute and record a Notice of Lease (and the rights of first refusal and the options hereunder) in recordable form and complying with applicable Massachusetts laws, and reasonably satisfactory to Tenant's and Landlord's attorneys. In no event shall such document set forth the rental or other charges payable by Tenant under this Lease; and such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

     (m)  Notices. All notices shall be in writing and delivered by certified
          -------
     mail or personal delivery, to the parties at the addresses set forth below, or to such other address or addresses as the parties may from time to time hereafter designate:

                Landlord:       G. Christopher Peznola
                                Berkshire Acquisition Corporation
                                1500 Main Street, Suite 2012
                                Springfield, MA 01115

                                        With copy to:

                                Robinson Donovan Madden & Barry, P.C.
                                1500 Main Street, Suite 1600
                                Springfield, MA 01115
                                Attn: Robert P. Cunningham, Esq.

                Tenant:         Division Controller
                                Genus, Inc.
                                Ion Technology Division
                                4 Mulliken Way
                                Newburyport, MA 01950

                                        With copies to:

                                Genus, Inc.
                                1139 Karistad Dr.
                                Sunnyvale, CA 94089
                                Attn: Chief Financial Officer

                                        and

                                Wilson, Sonsini, Goodrich & Rosati, P.C.
                                650 Page Mill Road
                                Palo Alto, CA 94304-1050
                                Attn: Real Estate Dept.

     (n)  Headings. The headings throughout this instrument are for convenience
          --------
     and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

     (o)  Entire Agreement. All negotiations, consideration, representations and
          ----------------
     understandings between Landlord and Tenant are incorporated in this Lease, the Improvement Agreement, and in the schedules and exhibits attached hereto and thereto, all of which are hereby incorporated herein by this reference and all of which may be modified or altered only by agreement in writing between Landlord and Tenant. No act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

     (p)  Governing Law. This Lease shall be governed exclusively by the
          -------------
     provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

18.  Acquisition of Property
     -----------------------

Concurrently herewith Landlord shall forthwith enter into a Purchase and Sale Agreement with the Newburyport Area Industrial Development Corporation, in form and substance reasonably satisfactory to Tenant (the "Purchase Agreement"), for the 10.62 acres of land in the Lord Dexter Industrial Park, known as Lot 62 Stanley Tucker Drive, Newburyport, Massachusetts, as more particularly described in Exhibit A to this Lease (the "Property"). Landlord shall perform its
   ---------
obligations under the Purchase Agreement so that the purchase may close on or before September 30, 1995. Landlord hereby acknowledges that there are no conditions precedent to the Landlord's obligation to purchase the Property under the Purchase Agreement, other than that Landlord obtains record and marketable title to the Property from the seller thereof with only those exceptions to title permitted by the Purchase Agreement,

19.  Prepaid Rent & Security Deposit
     -------------------------------

Concurrently with the Landlord's acquisition of the Premises pursuant to the Purchase and Sale Agreement, the Tenant shall deposit into escrow, for delivery to Landlord on the Commencement Date. (1) good funds in the amount of Five Hundred Thousand Dollars ($500,000.00) as prepayment of the last Base Rent payable during the Initial Term (the "Prepaid Rent") and (2) a letter of credit "Security Deposit" or evidence of a cash "Security Deposit" with a custodian complying with the requirements of this paragraph. Within three (3) days following delivery of written notice to the escrow holder that the Commencement Date has occurred, the escrow holder shall deliver the Prepaid Rent and the letter of credit Security Deposit or evidence of the cash custodial Security Deposit, as the case may be, to the Landlord. Tenant shall promptly execute such documents as the landlord shall reasonably request to accomplish such delivery of the Prepaid Rent and such Security Deposit items to the Landlord.

The Prepaid Rent shall be retained by Landlord as a prepayment of the last Base Rent payable during the Initial Term of this Lease. The Security Deposit shall be held by the Landlord or the custodian, as security for Tenant's performance of its obligations hereunder, and not as prepayment of rent.

Tenant shall provide the Security Deposit in one of the following forms, or combination thereof from time to time, at its option:

     (1) Tenant shall deliver to the Landlord, at Tenant's sole cost, an irrevocable letter of credit in the form attached hereto as Exhibit E (an
                                                                 ---------
     "ILC") which (i) is drawn upon a financial institution reasonablY acceptable to Landlord, (ii) is irrevocable, unconditional and transferrable, (iii) is for a term of at least twelve (12) months, and (iv) may be drawn upon by Landlord at sight upon submission of a declaration by an officer of Landlord, under penalty of perjury, declaring that the Landlord is entitled to draw upon the ILC. If Tenant provides Landlord with and ILC meeting the foregoing requirements, then any cash being held as a Security Deposit in excess of the total Security Deposit requirements stated below shall be returned to Tenant upon demand.

     (2) Tenant shall deposit with a financial Institution selected by Tenant and reasonably acceptable to Landlord, cash or federally insured bonds and/or notes to be held by such Institution in accordance with a pledge and custodial agreement in the form of attached Exhibit C. All interest
                                                 ---------
     accruing on any such deposit shall be paid to Tenant as earned.

The Security Deposit shall be in the following amounts during the following time periods of the Lease Term.

     Commencement Date until the                                    $2,800,000
     Fifth Anniversary of the Commencement Date

     Fifth Anniversary of the Commencement Date until the             $1,850,000
     Tenth Anniversary of the Commencement Date

     Tenth Anniversary of the Commencement Date until the             $  900,000
     Thirteenth Anniversary of the Commencement Date

     Thirteenth Anniversary of the Commencement Date until the        $  500,000
     Fourteenth Anniversary of the Commencement Date

     After the Fourteenth Anniversary of the Commencement Date        $        0

Landlord may from time to time draw upon the Security Deposit, if, but only if, one of the following "Drawing Conditions" is satisfied:

     (1)  First Drawing Condition. The Tenant fails to pay any Base Rent payable
          ------------------------
     under this Lease within thirty (30) days following notice to Tenant that the amount is past due, and as of the date of the notice of such past due rent the most recent public financial statement filing In Tenant's 10K or 10Q filed with the Securities Exchange Commission ("SEC") reflects an amount of shareholder equity of less than Twenty-Five Million Dollars ($25,000,000.00). In the event Tenant becomes a private company and no longer files with the SEC, such shareholder equity shall be measured based on audited annual financial statements prepared in accordance with generally accepted accounting principles.

     (2)  Second Drawing Condition. The Tenant fails to pay any Base Rent
          ------------------------
     payable under this Lease within thirty (30) days following notice to Tenant that the amount is past due.

     (3)  Third Drawing Condition. Landlord has not received a renewed ILC nor
          -----------------------
     an 1LC commitment issued for a minimum of an additional one (1) year period as of the date which is fourteen (14) days prior to the then stated. expiration date of the ILC.

In the event of the First Drawing Condition set forth above occurs, the Landlord shall have the right to draw upon the ILC and retain the proceeds of said ILC or other form of Security Deposit held hereunder as payment for Tenant's violation of the security provision set forth herein. In no event, however, shall any payments rendered hereunder be construed as liquidated damages and Landlord shall have all rights at law and in equity reserved; provided, however, that the amount of the Security Deposit paid to Landlord shall reduce, but not below zero, the amount of damages which may be owing by Tenant to Landlord on account of the Event of Default.

In the event the Second Drawing Condition occurs, the Landlord shall have the tight to draw upon the ILC and retain the amount of proceeds of said ILC or other form of Security Deposit held hereunder equal to the amount of past due Base Rent payable under the terms of the Lease plus reasonable costs of collection thereof with the balance of the ILC proceeds to be remitted to Landlord's lender, Shawmut Bank, N.k (the "Custodian"), as custodian. Such proceeds shall be held by Custodian in escrow under the Pledge and Custodial Agreement as required for any non-TLC Security Deposit hereunder unless and until the ILC is replaced with another ILC complying with this section. If the amount of said past due Base Rent plus costs is not reimbursed by Tenant in the form of a replacement ILC or additional Security Deposit to the Custodian for a period of sixty (60) days following notice to Tenant that the amount of Base Rent is past due, then, upon written notice from Landlord, the remaining proceeds of the ILC or other form of Security Deposit held by Custodian shall be Immediately remitted to Landlord as payment for Tenant's violation of the security provision set forth herein and treated in the manner described above as if the First Drawing Condition occurred.

If the Third Drawing Condition is satisfied, all of the proceeds of the ILC may be drawn for immediate remittance to Custodian and such proceeds shall be held by Custodian in escrow under the Pledge and Custodial Agreement as required for any non-ILC Security Deposit hereunder, unless and until the ILC is replaced with another ILC complying with this Section.

In the event the Security Deposit or any portion thereof is applied by Landlord to cure any failure of the Tenant to pay Base Rent owing by the Tenant hereunder, Tenant agrees to restore the deposit to the full amount thereof upon demand. The Security Deposit (or so much of it that has not been applied to cure Tenant's default in accordance with this paragraph) shall be returned to Tenant within fourteen (14) days following the expiration of the Lease Term.

If Landlord transfers the Premises during the Lease Term, Landlord shall deliver the Security Deposit to the transferee of Landlord's interest, in which event the transferring Landlord will be released from all liability for the return of the Security Deposit.

In the event Tenant fails to pay any Base Rent payable under this Lease within thirty (30) days following notice to Tenant that the amount is past due, but Tenant's shareholder equity is determined in the First Drawing Condition stated above to be greater than Twenty-Five MIllion Dollars ($25,000,000.00), then the parties agree that the Security Deposit (including any ILC constituting the Security Deposit) shall continue to be maintained and survive any Default by Tenant under this Lease. In addition, if any such Default in a Base Rent payment occurs, then the amortization of the amount of the Security Deposit as the Lease Term elapses, as specified above, shall be suspended for the time period of any such Default. Upon cure of the Default, the Security Deposit may be reduced in accordance with the foregoing schedule.

The obligations of this Section 19 shall survive any expiration of termination of this Lease.

20.  [Intentionally deleted.]

21.  [Intentionally deleted.]

22.  Attorneys' Fees
     ---------------

Notwithstanding anything to the contrary in the Lease Form, if either Landlord or Tenant shall bring any action or legal proceeding for an allege breach of any provision of this Lease, to recover rent, to terminate this Lease or otherwise to enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys' fees, court costs, and expert fees as may be fixed by the court. "Prevailing party" as used in this Paragraph Includes a party who dismisses an action for recovery hereunder in exchange for sums allegedly due, performance of covenants allegedly breached or considerations substantially equal to the relief sought in the action.

23.  Tenant's Rights on Termination
     ------------------------------

Landlord acknowledges that the Property was designated by Tenant for acquisition by Landlord. Accordingly, If this Lease terminates prior to the Commencement Date because Landlord is unwilling or unable to complete the Improvements in accordance with this Lease and the Improvement Agreement for causes other& than the Default of Tenant, then Tenant shall have the option to purchase the Premises (including the Property and the Improvements then existing) from Landlord. This option may be exercised at anytime prior to the twentieth (20th) day following delivery of Landlord's notice to Tenant that the Lease has terminated and that if Tenant does not exercise the option herein granted within twenty (20) days following delivery of said notice then such option shall be deemed waived, Upon exercise by Tenant of its option to purchase the Landlord shall sell the Premises to the Tenant and the Tenant shall purchase the Premises from the Landlord. To facilitate such purchase the parties shall execute a purchase agreement memorializing their obligations and containing any other provisions required to complete the conveyance in accordance with local custom; provided, however that if the parties cannot agree upon such customary terms within ten (10) days following either a request for an agreement, then the customary terms shall be determined by the presiding judge of the Essex County court having jurisdiction over the Premises in the State of Massachusetts The purchase shall close on the forty-fifth (45th) day following delivery to Landlord of Tenant's exercise notice. The purchase price of the property shall be equal to that portion of the Construction Cost (as defined in the Improvement Agreement) actually paid or incurred by the Landlord prior to the date of the closing of the sale of the Premises to the Tenant,, less any damages legally recoverable by Tenant on account of Landlord's default. Title to the Premises shall be delivered to Tenant in the condition received by Landlord from the Seller, as evidenced by a title insurance policy in the form obtained by Landlord when it purchased the Property from said seller.



                        [SIGNATURE BLOCKS ON NEXT PAGE]

WITNESS the execution hereof under seal, in any number of counterpart copies, each of which counterpart copies shall be deemed to be an original for all purposes as of the day and year first above written.

                                              BERKSHIRE-NEWBURYPORT LIMITED
                                              PARTNERSHIP, Landlord)


                                              GENUS, INC., Tenant


                                              By /s/ [ILLEGIBLE SIGNATURE]
----------------------------------              --------------------------------
Witness                                       Oscar R. Plotkin, President of
                                              Newburyport
                                              General Corp., its general partner

Helena Churchill                              By /s/ [ILLEGIBLE SIGNATURE]
----------------------------------               -------------------------------
Witness
                                              Its
                                                 -------------------------------

          [ATTACH NOTARY ACKNOWLEDGEMENTS AND SEAL AS REQUIRED BY LAW]



State of Massachusetts, County of Hampden, 86.

On this 8th day of November, 1995, before me. Oscar Plotkin. the above signed officer personally appeared Oscar Plotkin, known to me to be the person whose name is subscribed to the within instrument and acknowledged that the executed the same for the purposes therein contained. In witness whereof, I hereunto set my hand and official seal.


/s/ Michelle M. Schubert
------------------------------
Michelle M. Schubert
Notary Public


Signed November 8, 1995

My commission expires: Nov. 9, 2001

                                  EXHIBIT "A"

                                Leased Premises

A certain parcel of land in Newburyport, Massachusetts, being shown as lot 62 on a plan entitled "Site Survey Plan of Land in Newburyport, Massachusetts", prepared by Port Engineering Associates, Inc., dated October 27, 1995," which plan is recorded with the Deed at Book 13275, Page 483.

                                   EXHIBIT B
                                   ---------

                      Tenant's "Specialized Improvements"


  [need to attach initial list - list will be augmented at Tenant's request, if Construction Cost exceeds [Cost Estimate]]

                                  EXHIBIT "C"

                        PLEDGE AND CUSTODIAL AGREEMENT
                        ------------------------------

     THIS PLEDGE AND CUSTODIAL AGREEMENT ("Agreement") is made and entered into this 8th day of November, 1995 by and between Berkshire-Newburyport Limited
     ---
Partnership, a Massachusetts Limited Partnership, acting by and through Newburyport General Corp., its sole General Partner ("Landlord"), Genus Inc., a California corporation ("Tenant") and Shawmut Bank, N.A. ("Shawmut Bank"). This Agreement relates to a certain Lease between Landlord and Tenant of even date concerning real estate located in Newburyport, Massachusetts ("Lease").

     1.   Definition. The following terms shall have the following meanings:
          ----------

          a.   "Approved Custodian" means Shawmut Bank, N.A.
                ------------------

          b.   "Collateral" means all of Tenant's rights, title and interest in
                ----------
the following "cash and cash equivalents" deposited by Tenant with this Approved Custodian and held in the name of the Approved Custodian, as custodian for Landlord, as pledgee, and for Tenant; as pledgor, pursuant to this Agreement:

               (i) U.S. Dollars from time to time deposited with Approved Custodian in account number ____________; and

               (ii) General obligation debt securities, backed by the full faith and credit of the United States of America, including obligations having a maturity of not more than one (1) year from the date of issue and commonly known as "treasury bills," obligations having a maturity of greater than one year, but no more than ten (10) years, from the date of issue and commonly known as "treasury notes," and obligations having a maturity date in excess of ten
               (10) years from the date of issue and commonly known as "treasury bonds."

The "Collateral" shall include any interest paid with respect to any of the foregoing. Prior to the foreclosure of the Collateral, it shall at all times, be held in an interest bearing account reasonably acceptable to Tenant.

          c.   Minimum Security Deposit Level shall mean the amount of Security
               ------------------------------
Deposit required of Tenant from time to time under the Lease (less the amount, if any, of any Letter of Credit held from time to time by Landlord to satisfy Tenant's Security Deposit obligation).

        2.      Pledge. Tenant hereby grants, pledges, conveys, transfers and
                ------
assigns to Landlord as security for the performance of Tenant's obligations under the Lease (the "Obligations"), a first priority security interest in and to the Collateral; Landlord in turn hereby grants, pledges, conveys, transfers and assigns to Approved Custodian as security for the performance of any and all of Landlord's obligations to the Approved Custodian a first priority security interest in and to the Collateral.

        3.      Covenants by Tenant. Tenant hereby covenants with Landlord that
                --------------------
it will at all times:

                (a) Permit the Approved Custodian during the continuance of this Agreement to hold and retain the Collateral in the name of the Landlord, as pledge, and Tenant, as pledgor.

                (b) Deliver such documents, including supplemental pledge agreements, as Landlord or the Approved Custodian from time to time reasonably requires to protect its security interest in and to the Collateral, including the perfection of Landlord's security interest in the Collateral or, upon the occurence and during the continuation of an Event of Default by Tenant (as defined in the Lease), enabling Landlord to vest in itself such Collateral in accordance with the terms of the Lease.

                (c) Ensure that the market value of the Collateral deposited with the Approved Custodian shall be in an amount equal to at least the Minimum Security Deposit Level. For the purposes of determining the value of the Collateral at any time, any U.S. government obligations shall be valued with references to the closing market price on the relevant valuation date and will be taken from a recognized pricing service or market maker for such obligations; and

                (d) Not create or permit to subsist any mortgage, security interest, charge, pledge, lien or other encumbrance (other than in favor of Landlord or Landlord's Lender, the Approved Custodian) on or over the Collateral or any part thereof or any interest therein.

        4.      Maintenance of Security Levels, Terms of Securities. The
                ---------------------------------------------------
Approved Custodian shall advise Tenant at least monthly of the amount held as collateral (including accrued interest). In the event the market value of the Collateral drops to less then Minimum Security Deposit Level, then Tenant shall deposit additional Collateral with the Approved Custodian, in form and substance satisfactory to the Approved Custodian in its sole discretion, within ten (10) days after receipt of written notice from Landlord or Approved Custodian to restore the value of the Collateral to the Minimum Security Deposit Level. Notwithstanding anything to the contrary herein, if the market value of the Collateral held by the Approved Custodian at any time exceeds the Minimum Security Deposit Level, Tenant shall, provided no Event of Default by Tenant under the Lease has occurred and is continuing, be entitled to the release of such excess Collateral, if the Minimum Security Deposit

Level is maintained on the date of such release. Any reasonable costs incurred by the Approved Custodian in the course of acting as custodian for Landlord and Tenant shall be paid by Tenant.

     5.  Collateral Transaction. Provided no Event of Default by Tenant under
         ----------------------
Lease has occurred and is continuing, Tenant shall be entitled to request and the Approved Custodian shall carry out buy and sell orders of the Collateral and to thereby change the composition of the Collateral; provided that the Collateral shall at all times consist of "cash and cash equivalents" as defined above.

     6.  Withdrawal of Collateral. Landlord shall instruct the Approved
         ------------------------
Custodian to effect any withdrawal from the Collateral fund requested by Tenant to which Tenant is entitled under the terms of this Agreement, provided that such withdrawal does not result in the market value of the amount of Collateral being less than the required Minimum Security Deposit Level and all other terms and conditions of this Agreement are satisfied.
     7.  Remedies upon Default. If any Event of Default shall have occurred and
         ---------------------
be continuing under the Lease, then:

         (a) Approved Custodian on behalf of Landlord may exercise in respect of the Collateral all the rights and remedies of a Landlord under the Uniform Commercial Code of the Commonwealth of Massachusetts at that time and in such capacity on behalf of Landlord, the Approved Custodian may also, without notice except as specified below, sell so much of the Collateral or any part thereof in one or more packages at public or, to the extent allowed by applicable law, private sale, at any exchange, broker's board or at any of the Approved Custodian's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Approved Custodian may deem commercially reasonable. Landlord and the Approved Custodian shall concurrently deliver to Tenant a copy of any communication between Landlord and Approved Custodian. Tenant agrees that, to the extent notice of sale shall be required by law, at least five (5) business days' notice to tenant of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Approved Custodian shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Approved Custodian may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Landlord agrees that it will realize upon the Collateral only by selling it in the recognized secondary market by either the Approved Custodian or another national brokerage firm.

         (b) Any cash held by the Approved Custodian as Collateral and all cash proceeds received by the Approved Custodian in respect of any sale of, collection from, or other realization upon all or any part of, the Collateral following the occurrence of a "Drawing Condition" (as defined in the Lease) shall be applied by the Approved Custodian:

          (i) First, to the payment of the costs and expenses reasonably incurred by an Approved Custodian in connection with any sale of Collateral, including reasonable compensation to the Approved Custodian and its agents and counsel, and all reasonable expenses, liabilities and advances made or incurred by the Approved Custodian in connection therewith;

          (ii) Next to the Landlord to the extent required under the Lease to be applied in accordance with the Lease in such order as Landlord shall determine (which Tenant acknowledges may include application to Landlord's obligations to the Approved Custodian in the sole discretion of the Approved Custodian).

          (iii) Finally, after payment of the foregoing the balance of Collateral shall be held by the Approved Custodian in accordance with this Agreement, as security for Tenant's performance of its obligations under the Lease and otherwise in accordance with this Agreement.

     8.   Termination. Upon termination of the Lease, Tenant shall be entitled
          -----------
to the return, upon its request and at its expense, of the Collateral, less such portion thereof as shall have been previously foreclosed upon or otherwise been applied pursuant to the terms hereof, in accordance with the Lease and/or any other agreement between Lender, Tenant and Landlord. Landlord and Approved Custodian shall execute any and all appropriate documents necessary to re-register the excess Collateral in the name of Tenant free of any claim by Landlord or Approved Custodian.

     9.   Expenses. Tenant will upon demand pay to the Approved Custodian the
          --------
amount of any reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Approved Custodian or the Landlord may reasonably incur in connection with (i) the administration of this Agreement, including fees associated with the determination of the value of the Collateral at any time, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Approved Custodian or the Landlord hereunder or pursuant to law or equity, or (iv) the failure by Tenant to perform or observe any of the provisions hereof.

     10.  Amendments and Waivers. No amendment or waiver of any provision of
          ----------------------
this Agreement nor consent to any departure here from, shall in any event be effective unless the same shall be in writing and signed by the Approved Custodian, Landlord and Tenant, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     11.  Addresses for Notices. All notices and other communications provided
          ---------------------
for hereunder shall be in writing and sent by overnight courier service or personally delivered, addressed as set forth below, or at such other address as shall be designated by such party in a written notice to each other parties hereto complying as to delivery with the terms of this Paragraph. All such notices and other communications shall, when sent by overnight courier service or delivered shall be effective when received.

        (a)  If to Tenant:

             Division controller
             Genus, Inc.
             Ion Technology Division
             4 Mulliken Way
             Newburyport, MA 01950

        With copies to:

             Genus, Inc.
             1139 Karlstad Drive
             Sunnyvale, CA. 94089
             Attn: Chief Financial Officer

                and

             Wilson, Sonsini, Goodrich & Rossti, P.C.
             650 Page Mill Road
             Palo Alto, CA 94304-1050
             Attn: Real Estate Dept.

        (b)  If to Landlord:

             G. Christopher Peznola
             Berkshire-Newburyport Limited Partnership
             Suite 2012
             1500 Main Street
             Springfield, MA 01115

        With copies to:

             Robinson Donovan Madden & Barry, P.C.
             1500 Main Street, Suite 1600
             Springfield, MA 01115
             Attn: Robert B. Cunningham, Esquire

         (e)  If to Approved Custodian:

              Shawmut Bank, N.A.
              1 Federal Street
              Boston, MA 02110

         With copies to:

              Coolsy, Shrair P.C.
              1380 Main Street
              Springfield, MA 01103


    12.  Continuing Security Interest: Transfer of Sublease. This Agreement
         --------------------------------------------------
shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Obligations, (ii) be binding upon Landlord, Tenant, and their successors and assigns, and (iii) inure, together with the rights and remedies of the Landlord and Tenant hereunder, to the benefit of the Landlord, Tenant, and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii) if Landlord should assign or otherwise transfer the Lease to any other person or entity in accordance with the Lease, such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to it herein or otherwise. Tenant acknowledges that the Approved Custodian is the holder of a security interest in, and assignee of, Landlord's rights to the Collateral and Tenant shall provide Approved Custodian with copies of any and all notices that it is required to provide to Landlord with respect to this Pledge and Custodial Agreement or any other agreements between the Landlord and Tenant concurrently with the giving of such notices to the Landlord.

    13.  Governing Law: Terms. This Agreement shall be governed by, and
         --------------------
construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the provisions hereof relating to conflict of laws, except as required by mandatory provisions of law and to the extent of the validity or perfection of the security interest hereunder, or the remedies hereunder, in respect of any Collateral, are governed by law of a jurisdiction other than Massachusetts.

    14.  Counterparts. This Agreement may be executed in any number of
         ------------
counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

    IN WITNESS WHEREOF, Tenant, Landlord and Approved Custodian have caused this Agreement to be duly executed and delivered by its officers thereunto duly authorized as of the date first above written.

TENANT:                          GENUS, INC.

                              By: /s/ Kent Robertson
                                 ---------------------------------------------
                                 Kent Robertson
                                 Its Executive Vice President and Chief
                                 Financial Officer

LANDLORD:                        HERKSHIRE-NEWBURYPORT LIMITED
                                 PARTNERSHIP A MASSACHUSETTS LIMITED
                                 PARTNERSHIP ACTING BY AND THROUGH
                                 NEWBURYPORT GENERAL CORP. ITS SOLE
                                 GENERAL PARTNER


                              By: /s/ Oscar H. Plotkin,
                                 ---------------------------------------------
                                 Oscar H. Plotkin, President of Newburyport
                                 General Corp.

APPROVED CUSTODIAN:             SHAWMUT BANK, N.A.


                              By: /s/ [SIGNATURE ILLEGIBLE]
                                 ---------------------------------------------
                                 Its duly authorized Vice President

                                   EXHIBIT D
                                   ---------

                         [Attach Environmental Report]


Exchanged outside of Lease.

                                  EXHIBIT "E"

         Silicon Valley Bank        3003 Tasman Drive Santa Clara, CA 15064
         International Division


STANDBY L/C NO.  SVB95IS0226                        DATE: NOVEMBER 2, 1995


BENEFICIARY: ShAWMUT BANK, N. A.
             1 FEDERAL STREET
             BOSTON, MA 02211
             ATTN:COMMERCIAL REAL ESTATE DEPT

APPLICANT:   GENUS, INC. 1339 KARLSTAD DRIVE
             SUNNYVALE, CA 94089

AMOUNT:      USD 2,800,000.00
             (TWO MILLION EIGHT HUNDRED THOUSAND U. S. DOLLARS)

EXPIRY DATE: NOVEMBER 2, 1996

LOCATION:    AT OUR COUNTERS IN U. S . A.


DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVB951S0226 IN YOUR FAVOR.

AVAILABLE BY NEGOTIATION WITH SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, OF BENEFICIARY'S DRAFT AT SIGHT DRAWN ON US, AND ACCOMPANIED BY THE FOLLOWING:

     1-THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENTS IF ANY. 2-BENEFICIARY'S SIGNED DECLARATION STATING THAT BENEFICIARY IS ENTITLED TO
       DRAW AGAINST THIS LETTER OF CREDIT.


SPECIAL INSTRUCTIONS:
1-IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED
  AUTOMATICALLY EXTENDED WITHOUT ANY AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR EACH FUTURE EXPIRATION PATE UNLESS AT LEAST FOURTEEN (14) DAYS PRIOR TO SUCH EXPIRY DATE WE NOTIFY YOU IN WRITING AT THE ABOVE ADDRESS SENT BY OVERNIGHT MAIL THAT WE HAVE ELECTED NOT TO RENEW THIS LETTER FOR ANY ADDITIONAL PERIOD.



                                 (Member FDIC)                            Page 1

         Silicon Valley Bank        3003 Tasman Drive Sane Clara, CA 95054
         International Division

STANDBY L/C NO. SVB9SISO226         DATE: NOVEMBER 2, 1995


ALL DOCUMENTS INCLUDING DRAFT(s) MUST INDICATE THE NUMBER AND DATE OF THIS
CREDIT.

EACH DRAFT PRESENTED HEREUNDER MUST BE ACCOMPANIED BY THIS ORIGINAL LETTER OF CREDIT FOR OUR ENDORSEMENT THEREON OF THE AMOUNT OF SUCH DRAFT(S).

DOCUMENTS MUST BE FORWARDED TO US VIA OVERNIGHT COURIER. (I.E. FEDERAL EXPRESS, UPS, DHL OR ANY OTHER EXPRESS COURIER) AT OUR ADDRESS: SILICON VALLEY BANK, 3003 TASMAN DRIVE CA 95054 ATTN: INTERNATIONAL DEPARTMENT.

WE HEREBY ENGAGE WITH DRAWERS AND/OR BONAFIDE HOLDERS THAT DRAFT(S) DRAWN UNDER AND NEGOTIATED IN CONFORMANCE WITH THE TERMS AND CONDITIONS OF THE SUBJECT CREDIT WILL BE DULY HONORED ON PRESENTATION.

THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION 500.

/s/ [SIGNATURE ILLIGIBLE]                              /s/ [SIGNATURE ILLIGIBLE]
-------------------------                              -------------------------
Authorized Signature                                      Authorized Signature



                              (Member FDIC)                               Page 2

                             COLLATERAL ASSIGNMENT
                             ---------------------

        Assignment made this 8th day of November 1995, by Berkshire-Newburyport Limited Partnership, a Massachusetts Limited Partnership, acting by and through Newburyport General Corp., its sole General Partner, with a usual place of business at 1500 Main Street, Springfield, Massachusetts (hereinafter called "Assignor") to Shawmut Bank, N.A., a national banking association (the "Assignee") with a usual place of business at 1 Federal Street, Boston, Massachusetts (hereinafter called "Assignee"), for valuable consideration, receipt of which is hereby acknowledged, and as collateral for payment and performance of construction note in the amount of Five Million Nine Hundred Twenty-Five Thousand and 00/100 Dollars ($5,925,000.00) ("Note") made by Assignor, to Assignee of even date herewith, together with the refinancing of said Note into a Term Note, all as more fully described in a Loan Agreement of even date herewith (the "Loan Agreement") between the parties and all other obligations of Assignor to Assignee pursuant to the Loan Agreement (the "Obligation"), the Assignor hereby grants a security interest, pledges, transfer and assigns to the Assignee, all of the Assignor's right, title and interest in the following:

                A Pledge and Custodial Agreement (including, but not limited to all "Collateral" described herein) between Assignor, Assignee and Genus, Inc., a California corporation with a usual place of business in Newburyport, Massachusetts ("Genus"), as well as that certain Letter of Credit issued by Silicon Valley Bank, as is reissued from time-to-time by other acceptable issuers in the amount of Two Million Eight Hundred Thousand and 00/100 Dollars ($2,800,000.00). Along with all interest and dividends thereon, now due or to become due (hereinafter called "Collateral").

        The Assignor hereby irrevocably delivers to the Assignee the Collateral, as well as hereby grants Assignee, a Limited Power of Attorney to withdraw the Collateral, in full amount of the Collateral, plus interest or dividends, if any, and the Assignor hereby authorizes the Assignee to demand and collect the Collateral, or portions thereof necessary to allow it to fully satisfy itself upon the Obligation, in the event a "Drawing Condition" exists as described in a Non-Disturbance, Recognition, Attornment and Subordination Agreement between the parties hereto of even date herewith (the "Drawing Condition").

        Assignor agrees that this Assignment is not to be construed as a waiver or limitation of the right by the Assignee to act at any time to enforce any and all rights otherwise accruing to it against Assignor, or any and all other parties upon any guaranty, endorsements, security agreement, promissory note(s), or other rights given to the Assignee pursuant to any other instrument, indenture, agreement, or other covenant, or otherwise available to the Assignee at law, or upon other failure of payment of other breach of any Obligation, or term, condition, or covenant contained in any such instrument. At all times, the rights of the Assignee shall remain cumulative,

     This Agreement shall be binding upon the heirs, estate, personal representatives, successors, and assigns of the Assignor, and the death or disability shall not relieve the conservator or estate, from any liability or obligation accruing prior to such death or disability.

     IN WITNESS WHEREOF, the Assignor have signed this instrument, the day above first mentioned.

ASSIGNOR:                        BERKSHIRE-NEWBURYPORT LIMITED
                                 PARTNERSHIP A MASSACHUSETTS LIMITED
                                 PARTNERSHIP ACTING BY AND THROUGH
                                 NEWBURYPORT GENERAL CORP. ITS SOLE
                                 GENERAL PARTNER

                                By: /s/ Oscar H. Plotkin
                                   ----------------------------------
                                   Oscar H. Plotkin, President of
                                   Newburyport General Corp.

ASSIGNEE:                        SHAWMUT BANK, N.A.

                                By: /s/ [SIGNATURE ILLEGIBLE]
                                   ----------------------------------
                                   Its duly authorized Vice President

                                ACKNOWLEDGMENT
                                --------------

     For valuable consideration received, Genus, Inc., as well as Assignee and Assignor agree that:

     The parties hereto agree that notwithstanding clause 7(b)(ii) of the Pledge and Custodial Agreement, that said Collateral, upon the occurrence of a Drawing Condition as defined in the Non-Disturbance, Recognition, Attornment and Subordination Agreement shall be held by the Approved Custodian in accordance with the Pledge and Custodial Agreement. In the event, however, that the Lease and/or the Non-Disturbance, Recognition, Attornment and Subordination Agreement will permit the Landlord to receive and retain the Collateral, then the Collateral shall be immediately applied in the sole discretion of Assignee to Landlord's obligations which are due to Assignee; provided, however, that this grant shall not expand Landlord's or Approved Custodian's rights to the security deposit in any way, nor waive any claim that Tenant may have pursuant to the Lease or under applicable law with respect to any drawing on the security deposit or any residual amount of this security deposit which, under the terms of the Lease, needs to be returned to Tenant upon the termination of the Lease; further provided, however, that Tenant acknowledges that it shall have no right of set off or any other right to claim that funds were drawn improperly from the Letter of Credit or the Pledge and Custodial Agreement if the drawing was made in accordance with clause 19 of the Lease and/or clause 1 of the Non-Disturbance, Recognition, Attornment and Subordination Agreement.


                                             GENUS, INC.

                                             By: /s/ [SIGNATURE ILLEGIBLE]
                                                -------------------------------
                                                Its duly authorized EVP & CFO

COMMONWEALTH OF MASSACHUSETTS
HAMPDEN, SS.

        Then personally appeared the above named Oscar H. Plotkin, President and acknowledged the foregoing instrument to be his free act and deed, and the free act and deed of Newburyport General Corp., before me this 8th day of November, 1995.

                                           /s/ Robert P. Cunningham
                                           -------------------------------
                                           Notary Public
                                           My Commission Expires: Sept. 13, 1996

COMMONWEALTH OF MASSACHUSETTS
HAMPDEN, SS.

        Then personally appeared the above named Rodney C. Scott, Vice President and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of Shawmut Bank, N.A., before me this 8th day of November, 1995.

                                            /s/ [SIGNATURE ILLEGIBLE]
                                           -------------------------------
                                           Notary Public
                                           My Commission Expires: 12/1/00

                                ACKNOWLEDGMENT

STATE OF CALIFORNIA

COUNTY OF SANTA CLARA

        On November 8, 1995, before me Angelina M. Jimenez, a Notary Public in and for the county and State aforesaid, personally appeared Kent Robertson, who is personally known to me (or provided to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on such instruement the person, or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS, my hand and official seal.


 /s/ Angelina M. Jimenez                         [SEAL] Angelina M. Jimenez
-----------------------------------------        Commission #107 1844
Signature                                        Notary Public -- California
                                                 Santa Clara County
                                                 MY Comm. Expires Oct 20, 1999

                           FIRST AMENDMENT TO LEASE
                           ------------------------

        This First Amendment to Lease is made as of this 8th day of November, 1995 by and between BERKSHIRE-NEWBURYPORT LIMITED PARTNERSHIP, a Massachusetts limited partnership with a principal office at 1500 Main Street, Springfield, Massachusetts ("Landlord") and GENUS, INC. a California corporation with a place of business at 4 Mullken Way, Newburyport, Massachusetts ("Tenant").

        WHEREAS, Landlord and Tenant are parties to a Lease for real estate known as Lot 62, Stanley Tucker Drive, Newburyport, Massachusetts, dated October 30, 1995 (the "Lease"), which property is more particularly described in the Lease; and

        WHEREAS, the parties desire to amend certain terms and provisions of the Lease.

        NOW, THEREFORE, in consideration of the natural covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

        1. The name of the Landlord in the opening paragraph of the Lease is hereby changed to "Berkshire-Newburyport Limited Partnership".

        2. The language "Landlord's mortgagee" is hereby added after the word "Landlord" in the fourth line of Section 4(a) and in the first sentence of the second paragraph of Section 6(b).

        3. The language "and personal property of Tenant" is hereby inserted at the end of the first sentence of Section 4(a).

        4. The words "for whom Tenant is legally responsible" are hereby deleted wherever they appear in Sections 6(b), 6(d) and Section 10(a).

        5. The word "validated" in Section 11(c) line 11 is changed to be "invalidated".

        6. At the end of the second sentence in Section 10(b) insert the sentence "Such policy shall also name Landlord's mortgagee, loss payee and additional insured." In the sixth and seventh line of Section 10(b) insert after the word "Landlord" the following language "and Landlord's mortgagee".

        7. Insert at the end of Section 11(a) the following "Under such policy Landlord (and such other persons as are in privity of estate with Landlord as may be set out in notice from time to time delivered to Tenant) and Tenant shall be named as insured. In addition, Tenant shall maintain a minimum of one (1) years' loss of rent insurance covering the Premises. Landlord's mortgagee shall be named as mortgagee, loss payee and additional insured on such policies. Each such policy shall be non-cancelable with respect to Landlord and Landlord's said designees without twenty (20) days prior written notice to Landlord and Landlord's mortgagee, and a duplicate original or certificate thereof shall be delivered to Landlord and Landlord's mortgagee at the beginning of the Lease Term and annually thereafter."

     8. This language in the second to last paragraph of Section 19 which reads "In the event Tenant fails to pay any Base Rent payable under this Lease within thirty (30) days following notice to Tenant that the amount is past due, but Tenant's shareholder equity is determined in the First Drawing Condition stated above to be greater than Twenty-Five Million Dollars ($25,000,000.00), then the parties agree that the Security Deposit (including any ILC constituting the Security Deposit) shall continue to be maintained and survive any Default by Tenant under this Lease" is hereby deleted.

     9. Insert at the end of Section 16 the following "This right of first refusal shall not apply to transfer of the Property to Landlord's mortgagee or to a purchaser at a foreclosure sale or as a result of a deed in lieu of foreclosure."

     10. Except as amended hereby, the Lease remains unchanged and its terms and conditions are hereby ratified and confirmed by Landlord and Tenant and shall remain in full force and effect. Landlord and Tenant each agree that they will execute a conformed copy of this Lease including all amendments herein at the request of either party.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                 BERKSHIRE-NEWBURYPORT LIMITED
                                 PARTNERSHIP, Landlord

                                 By /s/ Oscar H. Plotkin
                                   -------------------------------
                                   Oscar H. Plotkin, President of
                                   Newburyport General Corp., its
                                   General Partner

                                 GENUS, INC., Tenant

                                 By /s/ Kent Robertson
                                   -------------------------------
                                   Kent Robertson
                                   Its Executive Vice President
                                   and Chief Financial Officer

                                       2